                                                                   EXHIBIT 99.1


                    HCC REPORTS RECORD FIRST QUARTER RESULTS
                 WITH CONTINUING STRONG GROWTH IN ALL OPERATIONS


   HOUSTON (May 8, 2003) . . .
   HCC INSURANCE HOLDINGS, INC. (NYSE SYMBOL: HCC) today released earnings for the first quarter of 2003.

   Net earnings increased 30 percent for the first quarter of 2003 to $30.3 million or $0.48 per share from $23.3 million or $0.37 per share for the same period of 2002.

   Stephen L. Way, Chairman and Chief Executive Officer said, "We are extremely pleased with our record first quarter results, which are in line with our 2003 business plan. We are now firing on all cylinders and the future looks very bright indeed."

   Total revenue grew substantially during the first quarter of 2003 to $210.7 million, a 39 percent increase from $151.7 million in the first quarter of 2002. This increase was primarily due to the growth in our insurance company subsidiaries' earned premium, as market conditions in our specialty lines continue to show strength. Our underwriting agencies' and intermediaries' revenue also grew solidly and overall revenue is expected to continue to increase for the rest of this year and into 2004.

   Gross written premium of our insurance company subsidiaries increased 53 percent to $379.4 million during the first quarter of 2003 compared to the first quarter of 2002. During the same period, net written premium increased by 57 percent to $192.5 million and net earned premium increased by 46 percent to $162.4 million. These record levels were achieved as a result of higher rates, increased retentions and strong growth, particularly in our Diversified Financial Products line of business.

   The GAAP combined ratio was substantially the same for the first three months of 2003 at 88.8 percent compared to the corresponding period of 2002. Mr. Way stated that, "This continuing strong underwriting performance should be viewed as even more impressive, considering we maintained our margins on substantially increased earned premium."

   Due to the higher amount of ceded reinsurance in our Diversified Financial Products line of business, our overall recoverables grew in the first quarter of 2003 primarily in the IBNR category, although case loss recoverables were reduced and paid losses were only slightly increased. There were no new recoverable issues.

   Management fees increased 28 percent during the first quarter of 2003 to $24.9 million, from $19.4 million in the first quarter of 2002, due to increased business and acquisitions completed in 2002. During the same period, commission income also returned to growth, as we promised it would, rising 13 percent to $11.5 million, due to growth in our non-affiliated business. We anticipate further growth in both segments.

   Even our net investment income came through at last, increasing significantly in the quarter by 27 percent to $11.0 million, compared to the first quarter of 2002. Increased investment assets, primarily as a result of cash flow from operations, have fueled this increase and we anticipate this continuing for the rest of this year and into 2004.

   As of March 31, 2003, total investments increased to $1.33 billion, total assets were over $4.0 billion for the first time, book value per share increased to $14.56 and the Company's debt to total capital ratio was 25 percent. See attached tables.

   HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Thursday, May 8th to discuss these results. To participate, the number for domestic calls is (877) 679-9054 and the number for international calls is
   (952) 556-2807. A replay will be available until Friday, May 16, 2003, at
   (800) 615-3210, access code 114714.

   In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available on the website until Friday, May 16, 2003.

   HCC is an international insurance holding company trading on the NYSE (symbol: HCC) and is one of the largest specialty insurance groups in the USA. HCC is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by
   A. M. Best Company.

   For more information, visit our website at WWW.HCCH.COM.

   Contact:       L. Byron Way, Vice President.
                  HCC Insurance Holdings, Inc.
                  Telephone (713) 690-7300

   Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

                                     * * * *

                          HCC INSURANCE HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                                 MARCH 31, 2003
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


THREE MONTHS ENDED MARCH 31,                                        2003                      2002
--------------------------------------------------------------------------------------------------------------
Gross written premium                                        $     379,448             $     247,768


Net written premium                                                192,501                   122,272


Net earned premium                                                 162,422                   111,478


Management fees                                                     24,870                    19,412


Commission income                                                   11,507                    10,160


Net investment income                                               10,998                     8,694


Other operating income                                                 897                     1,463


Total revenue                                                      210,673                   151,709


Pre-tax earnings                                                    47,257                    35,720


Net earnings                                                        30,275                    23,282


Earnings per share (diluted)                                          0.48                      0.37


Cash flow from operations                                          101,871                    13,102


Weighted average shares outstanding (diluted)                       63,335                    62,713

GAAP gross loss ratio                                                 68.9%                     69.3%

GAAP net loss ratio                                                   61.6%                     61.3%

GAAP combined ratio                                                   88.8%                     87.3%

                                                                     MARCH 31, 2003         DECEMBER 31, 2002
                                                          ----------------------------------------------------
Total investments                                                    $    1,327,582            $    1,167,636


Total assets                                                              4,062,428                 3,704,151


Shareholders' equity                                                        912,892                   882,907


Book value per share                                                          14.56                     14.15

                  HCC Insurance Holdings, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheets

                (unaudited, in thousands, except per share data)

                                                                                    March 31, 2003         December 31, 2002
                                                                                -----------------------  -----------------------
ASSETS

Investments:
   Fixed income securities, at market
      (cost:  2003 - $821,003; 2002 - $807,772)                                      $    854,671             $    841,548
   Marketable equity securities, at market
      (cost:  2003 - $15,331; 2002 - $15,815)                                              15,132                   15,609
   Short-term investments, at cost, which approximates market                             455,604                  307,215
   Other investments, at estimated fair value
      (cost:  2003 - $2,175; 2002 - $3,264)                                                 2,175                    3,264
                                                                                     ------------             ------------
      Total investments                                                                 1,327,582                1,167,636

Cash                                                                                       18,776                   40,306
Restricted cash                                                                           208,150                  189,396
Premium, claims and other receivables                                                     814,199                  753,527
Reinsurance recoverables                                                                  845,966                  798,934
Ceded unearned premium                                                                    188,655                  164,224
Ceded life and annuity benefits                                                            78,675                   78,951
Deferred policy acquisition costs                                                          80,959                   68,846
Goodwill                                                                                  336,945                  335,288
Other assets                                                                              162,521                  107,043
                                                                                     ------------             ------------

      TOTAL ASSETS                                                                   $  4,062,428             $  3,704,151
                                                                                     ============             ============
LIABILITIES

Loss and loss adjustment expense payable                                             $  1,234,211              $ 1,155,290
Life and annuity policy benefits                                                           78,675                   78,951
Reinsurance balances payable                                                              195,494                  166,659
Unearned premium                                                                          387,274                  331,050
Deferred ceding commissions                                                                56,708                   49,963
Premium and claims payable                                                                810,028                  749,523
Notes payable                                                                             311,692                  230,027
Accounts payable and accrued liabilities                                                   75,454                   59,781
                                                                                     ------------             ------------
      Total liabilities                                                                 3,149,536                2,821,244

SHAREHOLDERS' EQUITY

Common stock, $1.00 par value; 250.0 million shares authorized;
  (shares issued and outstanding: 2003 - 62,679; 2002 - 62,358)                            62,679                   62,358
Additional paid-in capital                                                                420,692                  416,406
Retained earnings                                                                         409,579                  383,378
Accumulated other comprehensive income                                                     19,942                   20,765
                                                                                     ------------             ------------
      Total shareholders' equity                                                          912,892                  882,907
                                                                                     ------------             ------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                     $  4,062,428              $ 3,704,151
                                                                                     ============             ============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                  Condensed Consolidated Statements of Earnings

                (unaudited, in thousands, except per share data)

                                                                                     For the three months ended March 31,
                                                                                         2003                     2002
                                                                                -----------------------  -----------------------
REVENUE

Net earned premium                                                                $          162,422       $          111,478
Management fees                                                                               24,870                   19,412
Commission income                                                                             11,507                   10,160
Net investment income                                                                         10,998                    8,694
Net realized investment gain (loss)                                                              (21)                     502
Other operating income                                                                           897                    1,463
                                                                                  ------------------       ------------------
      Total revenue                                                                          210,673                  151,709

EXPENSE

Loss and loss adjustment expense                                                             100,032                   68,331

Operating expense:
   Policy acquisition costs, net                                                              20,511                   13,054
   Compensation expense                                                                       26,351                   19,626
   Other operating expense                                                                    14,840                   12,600
                                                                                  ------------------       ------------------
      Net operating expense                                                                   61,702                   45,280

Interest expense                                                                               1,682                    2,378
                                                                                  ------------------       ------------------

      Total expense                                                                          163,416                  115,989
                                                                                  ------------------       ------------------

      Earnings before income tax provision                                                    47,257                   35,720

Income tax provision                                                                          16,982                   12,438
                                                                                  ------------------       ------------------

        Net earnings                                                              $           30,275       $           23,282
                                                                                  ==================       ==================
BASIC EARNINGS PER SHARE DATA:

Earnings per share                                                                $             0.48       $             0.38
                                                                                  ==================       ==================

Weighted average shares outstanding                                                           62,637                   61,936
                                                                                  ==================       ==================

DILUTED EARNINGS PER SHARE DATA:

Earnings per share                                                                $             0.48       $             0.37
                                                                                  ==================       ==================

Weighted average shares outstanding                                                           63,335                   62,713
                                                                                  ==================       ==================

Cash dividends declared, per share                                                $            0.065       $           0.0625
                                                                                  ==================       ==================

                  HCC Insurance Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows

                (unaudited, in thousands, except per share data)

                                                                                     For the three months ended March 31,



                                                                                         2003                     2002
                                                                                -----------------------  -----------------------
Cash flows from operating activities:
  Net earnings                                                                     $          30,275        $          23,282
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Change in premium, claims and other receivables                                        (62,217)                   9,286
      Change in reinsurance recoverables                                                     (47,032)                     617
      Change in ceded unearned premium                                                       (24,431)                  (2,488)
      Change in loss and loss adjustment expense payable                                      78,921                   17,100
      Change in reinsurance balances payable                                                  28,835                    3,147
      Change in unearned premium                                                              56,224                   12,138
      Change in premium and claims payable, net of restricted cash                            41,751                  (54,819)
      Depreciation and amortization expense                                                    2,976                    2,747
      Other, net                                                                              (3,431)                   2,092
                                                                                   -----------------        -----------------
         Cash provided by operating activities                                               101,871                   13,102

Cash flows from investing activities:
  Sales of fixed income securities                                                            95,229                   68,311
  Maturity or call of fixed income securities                                                 27,358                    9,812
  Sales of equity securities                                                                     983                    1,189
  Change in short-term investments                                                          (148,199)                  (1,193)
  Cost of securities acquired                                                               (164,237)                 (92,951)
  Purchases of property and equipment                                                         (1,523)                  (1,325)
                                                                                   -----------------        -----------------
      Cash used by investing activities                                                     (190,389)                 (16,157)

Cash flows from financing activities:
  Proceeds from notes payable, net of costs                                                  134,845                    --
  Sale of common stock                                                                         3,731                    6,570
  Payments on notes payable                                                                  (67,527)                  (2,527)
  Dividends paid and other, net                                                               (4,061)                  (5,067)
                                                                                   -----------------        -----------------
      Cash provided (used) by financing activities                                            66,988                   (1,024)
                                                                                   -----------------        -----------------

      Net change in cash                                                                     (21,530)                  (4,079)

      Cash at beginning of period                                                             40,306                   16,891
                                                                                   -----------------        -----------------

      CASH AT END OF PERIOD                                                        $          18,776        $          12,812
                                                                                   =================        =================

                                            HCC INSURANCE HOLDINGS, INC.
                                              INSURANCE COMPANY PREMIUM
                                                   MARCH 31, 2003
                                                  ($ IN THOUSANDS)

                                                                 1ST QTR                1ST QTR           CHANGE
                                                                   2003                  2002               %
                                                          ----------------------- ------------------------------------
GROSS WRITTEN


Group life, accident & health                              $       139,320         $    122,904             13%

Diversified financial products                                      94,814               15,813            500

London market account                                               60,718               47,545             28

Aviation                                                            44,531               44,114              1

Other specialty lines                                               20,880                4,202            397

                                                          ----------------------- ------------------------------------
                                                                   360,263              234,578             54%

Discontinued lines                                                  19,185               13,190

                                                          ----------------------- --------------------
                                                           $       379,448         $    247,768
                                                          ======================= ====================

NET WRITTEN


Group life, accident & health                              $         76,185        $     51,820             47%

Diversified financial products                                       28,031               7,341            282

London market account                                                37,232              28,536             30

Aviation                                                             20,679              22,633             (9)

Other specialty lines                                                17,450               3,581            387

                                                          ----------------------- ------------------------------------
                                                                    179,577             113,911             58%

Discontinued lines                                                   12,924               8,361

                                                          ----------------------- --------------------
                                                           $        192,501         $   122,272
                                                          ======================= ====================

NET EARNED PREMIUM


Group life, accident & health                              $         71,983        $     51,567                    40%

Diversified financial products                                       15,066               2,703                   457

London market account                                                29,376              16,252                    81

Aviation                                                             23,882              25,183                   (5)

Other specialty lines                                                 9,528               3,635                   162

                                                          ----------------------- ----------------------------------
                                                                    149,835               99,340                   51%

Discontinued lines                                                   12,587               12,138

                                                          ----------------------- --------------------
                                                           $        162,422         $    111,478
                                                          ======================= ====================

                          HCC INSURANCE HOLDINGS, INC.
                        CONSOLIDATED INSURANCE COMPANIES
                                 NET LOSS RATIOS
                                 MARCH 31, 2003
                                ($ IN THOUSANDS)

                                                         Year to Date 2003                            Full Year 2002
                                              Net Earned      Actual         Loss        Net Earned       Actual          Loss
            Line of Business                    Premium       Losses        Ratio          Premium        Losses         Ratio

------------------------------------------   ---------------------------------------------------------------------------------------
Group life, accident & health                 $    71,983  $    45,766       63.6%       $   240,070    $   149,251       62.2%

Diversified financial products                     15,066        6,101       40.5             23,102         10,708       46.4

London market account                              29,376       12,390       42.2             89,260         45,937       51.5

Aviation                                           23,882       15,634       65.5            100,960         46,732       46.3


Other specialty lines                               9,528        6,309       66.2             22,337         22,581      101.1

                                             ---------------------------------------------------------------------------------------
                                                  149,835       86,200       57.5            475,729        275,209       57.8

Discontinued lines                                 12,587       13,832      109.9             29,792         31,282      105.0


                                             ---------------------------------------------------------------------------------------

Total                                         $   162,422   $   100,032      61.6%       $   505,521    $   306,491       60.6%

                                             =======================================================================================